                                                                   EXHIBIT 4.4

                 AMENDED AND RESTATED SUPPLEMENTAL STOCKHOLDERS
                                    AGREEMENT

                            DATED AS OF APRIL 8, 2002

                                  BY AND AMONG

                       THOMAS H. LEE EQUITY FUND IV, L.P.,
                       THOMAS H. LEE FOREIGN FUND IV, L.P.
                     THOMAS H. LEE FOREIGN FUND IV-B, L.P.,
                  THOMAS H. LEE CHARITABLE INVESTMENTS LIMITED
                                  PARTNERSHIP,
                  THOMAS H. LEE INVESTORS LIMITED PARTNERSHIP,
                           CAPITAL ARC HOLDINGS, LLC,
                        THE TRAVELERS INDEMNITY COMPANY,
                            NASSAU CAPITAL FUND L.P.,
                        NASSAU CAPITAL PARTNERS II, L.P.,
                             NAS PARTNERS I, L.L.C.
                                       AND
                               CERTAIN INDIVIDUALS

                                          TABLE OF CONTENTS

                                                                                                 Page
                                                                                                 ----

                                                  i

                                                 ii

                 AMENDED AND RESTATED SUPPLEMENTAL STOCKHOLDERS
                                    AGREEMENT

         AMENDED AND RESTATED SUPPLEMENTAL STOCKHOLD ERS AGREEMENT, dated as of
April 8, 2002, by and among Thomas H. Lee Equity Fund IV, L.P. ("Equity Fund"),
Thomas H. Lee Foreign Fund IV, L.P. ("Foreign Fund #1"), Thomas H. Lee Foreign
Fund IV-B, L.P. ("Foreign Fund #2"), Thomas H. Lee Charitable Investments
Limited Partnership ("Charitable Partnership"), Thomas H. Lee Investors Limited
Partnership ("THL Partnership," and together with Equity Fund, Foreign Fund #1,
Foreign Fund #2 and Charitable Partnership, "THL"), Capital ARC Holdings, LLC
f./k/a UBS Capital ARC Holdings, LLC ("UBS"), The Travel ers Indemnity Company
("Travelers"), Nassau Capital Fund L.P. ("Nassau Fund"), Nassau Capital Partners
II, L.P. ("Nassau Partners"), NAS Partners I, L.L.C. ("NAS" and, together with
Nassau Fund and Nassau Partners, "Nassau") and the individuals listed on the signature pages hereto (collectively, "Management"). The parties hereto and any other person who shall hereafter acquire shares of the Common Stock (as hereinafter defined) or Other Voting Securities of the Company (as hereinafter defined) pursuant to the provisions of and subject to this Agreement are sometimes referred to individually as a "Stockholder" and collectively as
"Stockholders." For purposes of this Agreement, each of THL and Nassau shall be deemed to be one Stockholder.

         WHEREAS, ARC IV REIT, Inc., a Maryland corporation (the "Company")
entered into a subscription and stock purchase agreement, dated August 9, 2000
(as amended, the "Purchase Agreement"), with THL, UBS and Travelers
(collectively, the "Initial Investors"), pursuant to which the Company agreed to issue and sell, and the Initial Investors agreed to purchase, for $11.70 per share, up to 14,427,350 shares of Common Stock (as defined below) for an aggregate purchase price, if all such shares are issued and sold, of approximately $168.8 million;

         WHEREAS, concurrently with the execution of the Purchase Agree ment (i)
the Company and the Initial Investors entered into a Stockholders Agree ment
(the "Initial Stockholders Agreement") to provide for certain matters relating to the corporate governance of the Company and to provide for certain conditions on sales of Common Stock by the Company or the Initial Investors under certain circumstances, and (ii) the Initial Investors entered into a Supplemental
Stockholders Agreement (the "Initial Supplemental Agreement") to provide for certain additional conditions on sales of Common Stock by the Initial Investors under certain circum stances;

         WHEREAS, the Company and certain of its Affiliates (as defined herein)
have entered into an Agreement and Plan of Reorganization, dated as of April 6,
2002 (as may be amended, the "Reorganization Agreement"), which provides for certain transactions (the "Reorganization") as a result of which, among other things, Nassau and Management will become stockholders of the Company;

         WHEREAS, concurrently with the execution of the Reorganization
Agreement, the parties hereto and the Company have entered into an Amended and
Restated Stockholders Agreement (the "Stockholders Agreement") to modify certain terms of the Initial Stockholders Agreement and to add Nassau and Management as
parties thereto; and

         WHEREAS, the parties hereto desire to amend and restate the Initial
Supplemental Agreement effective as of the Effective Date to modify certain of its terms and to add Nassau and Management as parties thereto.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Definitions.

         As used in this Agreement, the following terms shall have the meanings ascribed to them below:

         1.1 Affiliate. The term "Affiliate" shall mean, with respect to a
Person (as hereinafter defined), (i) any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person, (ii) any other Person that is an officer, director, managing member or other similar management official of such
Person, or (iii) any Person that directly or indirectly is the beneficial owner of 20% or more of any class of equity securities or other ownership interests of such Person, or of which Such Person is directly or indirectly the owner of 20%
or more of any class of equity securities or other ownership interests.

         1.2 ARC IV. The term "ARC IV" shall mean Affordable Residential
Communities IV, LP, a Delaware limited partnership.

         1.3 ARC IV Partnership Agreement. The term "ARC IV Partnership
Agreement" shall mean the Agreement of Limited Partnership of ARC IV, dated as of the Effective Date, by and between the Company, as general partner, and
Afford-

                                       2

able Residential Communities, L.L.C., as special limited partner, as amended from time to time.

         1.4 Bona Fide Offer. The term "Bona Fide Offer" shall mean any offer, in writing, to purchase shares of Common Stock for cash, setting forth a specific purchase price and a closing date of no more than sixty (60) days therefrom which is fully financed and not subject to any material conditions.

         1.5 Business Day. The term "Business Day" shall mean any calendar day which is not a Saturday, Sunday or a day on which banks in the State of New York are generally closed for regular business.

         1.6 Common Stock. The term "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

         1.7 Common Stock Deemed Outstanding. The term "Common Stock Deemed
Outstanding" shall mean, as of any date, the total number of shares of Common
Stock outstanding as of such date plus (1) the total number of shares of Common
Stock that all Initial Investors are committed to purchase under the Pur chase
Agreement but have not yet purchased as of such date, plus (2) the total number of shares of Common Stock which may be acquired upon exercise or conversion of all options, warrants or other securities (including, without limitation,
Partnership Units) or rights convertible into or exercisable for shares of
Common Stock which were outstanding as of such date. For purposes of this definition, no Initial Investor shall be deemed to be "committed" to purchase any shares of Com mon Stock pursuant to the Purchase Agreement to the extent that such shares of Common Stock have not been purchased by such Initial
Investor on or prior to the earlier of the Funding Cut-Off Date or the date, if any, on which such Initial Investor became a Declining Stockholder.

         1.8 Declining Stockholder. The term "Declining Stockholder" shall mean any Initial Investor that has declined to acquire any shares of Common Stock as to which the Company has delivered a funding notice pursuant to the Purchase
Agree ment.

         1.9 Effective Date. The term "Effective Date" shall mean the date of consummation of the transactions contemplated by the Reorganization Agreement.

         1.10 Family Member. The term "Family Member" means, as to a Person that is an individual, such Person's spouse, ancestors, descendants (whether by blood

                                        3

or by adoption), brothers and sisters and inter vivos or testamentary trusts of which only such Person and his spouse, ancestors, descendants (whether by blood or by adoption), brothers and sisters are beneficiaries.

         1.11 Funding Cut-Off Date. The term "Funding Cut-Off Date" shall mean the earlier of (x) June 30, 2003, and (y) the date the Company provides written notice to the Initial Investors that it (i) will not make any additional subscription notices under the Purchase Agreement and (ii) irrevocably releases all of the Initial Investors from any further obligations to purchase shares of
Common Stock under the Pur chase Agreement.

         1.12 Majority Stockholder Consent. The term "Majority Stockholder
Consent" shall mean the affirmative written consent of the Stockholders representing not less than a majority of the Stockholders Common Stock.

         1.13 Other Voting Securities. The term "Other Voting Securities" shall mean any securities of the Company (other than Common Stock) that grant its registered holders the right to vote collectively with the holders of Common
Stock on all matters submitted to a vote of stockholders of the Company.

         1.14 Partnership Unit. The term "Partnership Unit" shall have the meaning assigned to such term in the ARC IV Partnership Agreement.

         1.15 Permitted Transferee. The term "Permitted Transferee" shall mean
(A) with respect to any Stockholder, (i) the Company or (ii) any Affiliate of
such Stockholder, (B) with respect to any Stockholder that is an individual, in addition to those Persons listed in the foregoing clause (A), (i) any Family
Member of such Stockholder, or (ii) any Person of which all of the beneficial owners are Family Members of such Stockholder, provided, however, that in the case of a Transfer of Common Stock or Other Voting Securities by any individual
Stockholder to any Person contemplated by subclause (i) or (ii) of this clause
(B), the transferring Stockholder shall retain the right to vote such shares following such Transfer except, in the case of Transfers for tax or estate planning purposes, when to do so would result in a failure to effectuate the purpose of the Transfer, and (C) in the case of Nassau, in addition to those
Persons listed in the foregoing clause (A), any Person who is an investor, partner or member of Nassau Fund, Nassau Partners or NAS, but only in the case of a distribution of Common Stock or Other Voting Securities made by Nassau
Fund, Nassau Partners or NAS to any such Person.

                                        4

         1.16 Person. The term "Person" shall mean an individual, corporation, partnership, trust, joint venture, limited liability company, unincorporated organiza tion or other legal entity, or a government or any agency or political subdivision thereof.

         1.17 Qualified Public Offering. The term "Qualified Public Offering"
shall mean the completion of the sale of shares of Common Stock, whether by the
Com pany and/or for the account of one or more stockholders of the Company, pursuant to an effective registration statement under the Securities Act (other than a special purpose registration statement such as an S-8 or an S-4) in which the aggregate gross proceeds of such sale, together with the aggregate gross proceeds of any such underwritten public offerings previously completed, equal or exceed $100,000,000, provided that after the completion of such sale the shares of Common Stock are listed on a national securities exchange or are authorized for quotation on The Nasdaq Stock Market.

         1.18 Securities Act. The term "Securities Act" shall mean the
Securities Act of 1933, as amended, or any federal statute then in effect which has replaced such statute, and a reference to a particular section thereof shall be deemed to include reference to the comparable section, if any, of any such replacement federal statute.

         1.19 Stockholders Common Stock. The term "Stockholders Common Stock"
shall mean, as of any date, the total number of shares of Common Stock owned by the Stockholders as of such date plus (1) the total number of shares of Common
Stock that all Initial Investors are committed to purchase under the Pur chase
Agreement but have not yet purchased as of such date, plus (2) the total number of shares of Common Stock which may be acquired by the Stockholders upon exercise or conversion of all options, warrants or other securities (including, without limitation, Partnership Units) or rights convertible into or exercisable for shares of Common Stock which were outstanding as of such date and held by any Stockholder. For purposes of this definition, no Initial Investor shall be deemed to be "committed" to purchase any shares of Common Stock pursuant to the
Purchase Agreement to the extent that such shares of Common Stock have not been purchased by such Initial Investor on or prior to the earlier of the Funding
Cut-Off Date or the date, if any, on which such Initial Investor became a
Declining Stockholder.

         1.20 Third Party. The term "Third Party" shall mean any Person other than (a) the Company, (b) any Stockholder and (c) any of their respective
Affiliates.

                                        5

         1.21 Transfer. The term "Transfer" shall mean any direct or indirect sale, assignment, mortgage, transfer, pledge, gift, hypothecation or other disposition or transfer of, or any act creating a trust (voting or otherwise)
with respect to, stock or Other Voting Securities of the Company (other than any bona fide pledge or hypothe cation to a financial institution(s), in connection with any loan from such financial institution(s), of (A) in the case of any
Stockholder that is not a member of Manage ment, shares of Common Stock or Other
Voting Securities constituting less than 2.5% of the Common Stock Deemed
Outstanding, and (B) in the case of any Stock holder who is a member of
Management, up to 25% of the total number of shares of Common Stock held by such
Stockholder); provided, however, that in the case of Scott D. Jackson, in lieu of the exception set forth in clause (B) above, the term "Transfer" shall not include (i) the transfer of up to 50% of the total number of shares of Common
Stock held by him to Elizabeth Jackson, provided that (a) Scott D. Jackson shall retain the voting rights associated with such shares following such transfer, and (b) Elizabeth Jackson shall execute a supplementary agreement as contemplated by Section 3.1 hereof at the time of such Transfer unless the Board of Directors of the Company shall have determined by a majority of the directors to waive such requirement, or (ii) the subsequent sale of such shares by
Elizabeth Jackson (x) to the Company, one or more members of Management and/or any benefit or compensation plan adopted by the Company after the date hereof, or (y) to any other Person so long as such transfer is not made in violation of the Stockholders Agreement; provided, that Scott D. Jackson may only retain the voting rights with respect to any such shares following such subsequent transfer
(a) to the extent that Scott D. Jackson acquires any such shares in such transaction, or (b) any other member of Management acquires any such shares in such transaction and transfers the voting rights to Scott D. Jackson as permitted by Section 2.9 of the Stockholders Agreement, or (c) the Company
benefit or compensation plan acquiring any such shares provides or permits that
Scott D. Jackson shall have such voting rights. Notwithstanding the foregoing, any shares acquired from Elizabeth Jackson by Scott D. Jackson or any other member of Management may be pledged to secure a loan to finance such acquisition.

         1.22 Warrant. The term "Warrant" shall mean the common stock War rants, dated prior to the date of the Initial Supplemental Agreement, held by THL and any other stockholders of the Company to purchase Common Stock.

2. Transfer Prohibited.

         (a) Prior to the completion of the Qualified Public Offering, without the consent of all Stockholders, no Stockholder may Transfer any shares of
Common

                                        6

Stock or Other Voting Securities or all or any portion of the Warrant other than
(x) to another Stockholder, (y) to a Permitted Transferee or (z) to a Third
Party pursuant to a Bona Fide Offer, in each case in accordance with the terms of the Stockholders Agreement.

         (b) From and after the completion of the Qualified Public Offering
(whether or not it is the initial public offering by the Company of Common Stock or Other Voting Securities registered under the Securities Act (the "IPO")), without the consent of each of THL, UBS and Nassau, none of THL, UBS or Nassau may Transfer any Common Stock, Other Voting Securities or all or any portion of the Warrant (other than (w) to another Stockholder, (x) to a Permitted
Transferee, (y) to a Third Party pursuant to a Bona Fide Offer, in each case in accordance with the terms of the Stockholders Agreement, or (z) in a registered offering pursuant to rights granted under that certain Second Amended and
Restated Registration Rights Agreement, dated as of April 8, 2002, by and among the Company and the parties listed on Exhibits A through D thereto), unless a
Person or Persons other than the Company shall have previously sold Common
Stock, Other Voting Securities or all or any portion of the Warrant to the public in an offering registered under the Securities Act following the IPO (it being understood that the sale of Common Stock or Other Voting Securities or all or any portion of the Warrant by any Person or Persons other than the Company pursuant to a "shelf" registration shall not constitute a sale "to the public in an offering registered under the Securities Act following the IPO" for purposes of this Section 2(b)). Notwithstanding anything to the contrary contained herein, if, at the time a consent is requested pursuant to this Section 2(b),
(a) the Deemed Beneficial Ownership (as defined in the Stockholders Agreement)
of THL is less than 5%, then THL shall be stricken from this Section 2(b), (b)
the Deemed Beneficial Ownership of UBS is less than 5%, then UBS shall be stricken from this Section 2(b), and (c) the Deemed Beneficial Ownership of
Nassau is less than 5%, then Nassau shall be stricken from this Section 2(b), provided, however, that in the event the Deemed Beneficial Ownership of any
Permitted Transferee of any of THL, UBS or Nassau is 5% or more upon the completion of the transfer to such Permitted Transferee, then such Permitted
Transferee shall be bound by the covenants contained in this Section 2(b) to the same extent as the transferor thereof was so bound before such transfer. In the event that any Permitted Transferee becomes bound by the covenants contained in this Section 2(b), such Permitted Transferee and the transferring Stockholder shall provide notice to each of the other Stockholders who at such time is subject to the covenants contained in this Section 2(b) of the name of a representative of such Permitted Transferee and all other notice information commensurate with the information with respect to each Stockholder set forth in
Section 4.4 hereof.

                                        7

         (c) Without the consent of THL, no Management Stockholder (as defined below) may Transfer any shares of Common Stock or Other Voting Securi ties
(other than to a Permitted Transferee) if such proposed Transfer would cause the
Relative Percentage of Fully Diluted Securities (as defined below) of such
Manage ment Stockholder immediately following the effective time of the proposed transfer (the "Determination Time") to be less than THL's Relative Percentage of
Fully Diluted Securities as of the Determination Time. With respect to any
Stockholder, the "Relative Percentage of Fully Diluted Securities" as of any
Determination Time shall mean the quotient obtained by dividing (A) the total number of shares of Common Stock owned by such Stockholder as of such
Determination Time, plus the total number of shares of Common Stock which may be acquired by such Stock holder upon exercise or conversion of all options, warrants or other securities (including, without limitation, all Partnership
Units) or rights convertible into or exercisable for shares of Common Stock which were owned by such Stockholder as of such Determination Time, by (B) the total number of shares of Common Stock owned by such Stockholder as of the
Effective Date (following the completion of all transactions comprising the
Reorganization), plus (1) the total number of shares of Common Stock which may be acquired by such Stockholder upon exercise or conversion of all options, warrants or other securities (including, without limitation, all Partnership
Units) or rights convertible into or exercisable for shares of Common Stock which were owned by such Stockholder as of the Effective Date (following completion of all transactions comprising the Reorganization), plus (2) the total number of shares of Common Stock acquired (other than pursuant to the exercise or conversion of any options, warrants or other securities (including, without limitation, any Partnership Units) or rights owned by such Stockholder as of the Effective Date (following completion of all transactions comprising the Reorganization)), or which may be acquired upon the exercise of any options, warrants or other securities (including, without limitation, any Partnership
Units) or rights acquired, by such Stockholder after the Effective Date;
provided, however, that no shares of Common Stock which may be acquired upon exercise or conversion of any options, warrants or other securities (other than
Partnership Units) or rights convertible into or exercis able for shares of
Common Stock shall be included for any part of the calculation of any
Stockholder's Relative Percentage of Fully Diluted Securities (including, without limitation, the calculation under clause (B)(1) above) if either (x)
such option, warrant or other security or right has expired unexercised as of the relevant Determi nation Time, or (y) the Stockholder owns such option, warrant or other security or right as of the relevant Determination Time but the exercise or conversion price per share of such option, warrant or other security or right was greater than the Fair Market Value (as defined below) of the Common
Stock as of such Determination

                                        8

Time. "Management Stockholder" means any Stockholder who is a member of
Management and any Stockholder who becomes a party to this Agreement after the
Effective Date who is designated as such in the supplementary agreement executed by such Stockholder as contemplated by Section 3 hereof, provided that any such
Stockholder shall cease to be a Management Stockholder for purposes of this
Section 2 from and after such time as such Stockholder is no longer an employee of the Company or any of its subsidiaries. "Fair Market Value" means the average of the closing sale prices of the Common Stock as reported on the national securities exchange on which the Common Stock is listed or, if not so listed, as quoted on The Nasdaq Stock Market, for the ten consecutive trading days ending on the fifth trading day prior to the relevant Determination Time.

         (d) The covenants and agreements contained in Sections 2(b) shall continue in full force and effect following completion of the Qualified Public
Offering, notwithstanding anything to the contrary contained in clause (i) of
Section 4.8 hereof, and shall expire and be of no further force or effect as of the third anniversary of the date of completion of the Qualified Public
Offering. The cove nants and agreements contained in Section 2(c) shall continue in full force and effect following completion of the Qualified Public offering, notwithstanding anything to the contrary contained in the clause (i) of Section
4.8 hereof, and shall expire and be of no further force or effect immediately upon the first to occur of (i) the third anniversary of the date of completion of the Qualified Public Offering or (ii) the date on which THL's Relative
Percentage of Fully Diluted Securities is less than or equal to 40%.

3. Additional Stockholders.

         3.1 Transferee of Stockholders. No Transfers of shares of Common Stock or Other Voting Securities may be made to a Permitted Transferee or to any Third
Party, unless in each case prior to such Transfer any such transferee agrees in writing to be bound (to the same extent as contemplated with respect to the
Stockholder (or the Permitted Transferee(s) thereof) transferring such shares of
Common Stock or Other Voting Securities) by the terms and conditions of this
Agreement pursuant to a supplementary agreement reasonably satisfactory in form and substance to the Stockholders pursuant to a Majority Stockholder Consent.
The provisions of this Section 3.1 shall not apply to any Transfer (a) made pursuant to a public offering of Company Stock or (b) made pursuant to Rule 144 following a public offering of Common Stock.

                                        9

         3.2 Supplementary Agreement. The supplementary agreement referred to in
Section 3.1 above shall become effective upon its execution by the new holder of
Common Stock, and it shall not require the signatures or the consent of the other Stockholders (or their respective Permitted Transferees).

4. Miscellaneous.

         4.1 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

         4.2 Recapitalizations, Exchanges Affecting the Common Stock. Except as
otherwise specifically provided in Section 4.8, the provisions of this Agreement shall apply, to the full extent set forth herein, with respect to the Common
Stock and Other Voting Securities and to any and all shares of stock of the
Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Common Stock or Other Voting
Securities, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassifica tion, merger, consolidation or otherwise. Upon the occurrence of any of such events, amounts hereunder shall be appropriately adjusted.

         4.3 Amendments. This Agreement may be amended only by a written instrument signed by each of the parties hereto.

         4.4 Notices. Any notice and other communication (facsimile transmission shall not be a valid means of notice under this Agreement) provided for herein shall be dated and in writing and shall be deemed to have been duly given when received by the party to whom such notice or other communication is directed at the following addresses:

                 (a) If to THL, to it at the following address:

                           Thomas H. Lee Company
                           75 State Street, Suite 2600
                           Boston, Massachusetts 02109
                           Attention: Todd Abbrecht
                           Facsimile No.: 617-227-3514

                                        10

                     with a copy to:

                           Hutchins, Wheeler & Dittmar,
                           A Professional Corporation
                           101 Federal Street
                           Boston, Massachusetts 02110
                           Attention: James Westra, Esq.
                           Attention: Andrew M. Troop, Esq.
                           Facsimile No.: 617-951-1295

                 (b) If to UBS, to it at the following address:

                           Capital ARC Holdings, LLC
                           c/o UBS Capital
                           299 Park Avenue
                           New York, New York 10171
                           Attention: Michael Greene
                           Facsimile No.: (212) 821-6333

                     with a copy to:

                           Clifford Chance Rogers & Wells LLP
                           200 Park Avenue
                           New York, New York 10166
                           Attention: Larry P. Medvinsky, Esq.
                           Facsimile No.: (212) 878-8375.

                 (c) If to Travelers, to it at the following address:

                           The Travelers Indemnity Company
                           205 Columbus Blvd., 9PB
                           Hartford, CT 06083-2030
                           Attention: Real Estate Department
                           Attention: Tom Karbowski
                           David Colangelo
                           Investment No.: 12809

                                       11

                      with a copy to:

                           Paul Hastings Janofsky & Walker LLP
                           75 East 55 Street
                           New York, NY 10022
                           Attention: Frank T. Cannone, Esq.
                           Facsimile No.: (212) 319-4090

                  (e)  If to one or more Stockholders comprising Management, to such Stockholder(s) at the following address:

                           Management Stockholders
                           c/o ARC IV REIT, Inc.
                           600 Grant Street, Suite 900
                           Denver, Colorado 80203
                           Attention: Scott L. Gesell
                           Facsimile No.: (303) 294-0085

                  (f) If to Nassau, to it at the following address:

                           Nassau Capital Funds, L.P.
                           22 Chambers Street
                           Princeton, NJ 08542
                           Attention: Robert L. Honstein
                           Facsimile No.: (609) 924-8887

                         with a copy to:

                           Kirkland & Ellis
                           Citicorp Center
                           153 East 53rd Street
                           New York, New York 10022-4675
                           Attention: Kirk Radke, Esq.
                           Facsimile No.: (212) 446-4900

         4.5 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without giving effect to the conflicts of law principles thereof.

                                       12

         4.6 Section Headings. The headings in this Agreement are for conve nience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

         4.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         4.8 Termination. This Agreement (other than Sections 4.4, 4.5, 4.8,
4.9, 4.10, 4.11, 4.12, and 4.13) shall terminate on the earlier of (i) the
Qualified Public Offering, (ii) the written consent of each of the parties hereto, (iii) August 9, 2010, (iv) upon the completion of a transaction satisfying the requirements of and com pleted in accordance with the provisions of Sections 5 and 6.2 of the Stockholders Agreement, or (v) as to any
Stockholder (and its Affiliates), when such Stockholder (collectively with its
Affiliates) no longer beneficially owns or holds of record any shares of Common
Stock (including, with respect to all Stockholders, any transaction in which the
Company is a constituent company in a merger and in connection therewith the outstanding shares of Common Stock are converted into or exchanged for securities of another Person and/or cash or other property).

         4.9 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof, including the Initial Supplemental
Agreement.

         4.10 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         4.11 Specific Performance. Each of the Stockholders acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party or parties would be irreparably harmed, no adequate remedy at law would exist and damages would be difficult to determine. It is accordingly agreed that
(x) in the event of a breach of any provision of this Agreement, the aggrieved party shall be

                                       13

entitled to specific performance of this Agreement and to enjoin any continuing breach of this Agreement (without the necessity of proving actual damages and without posting bond or other security), in addition to any other remedy to which such aggrieved party may be entitled at law or in equity, and (y) each
Stockholder hereby waives the defense, in any action for specific performance or other equitable relief, that a remedy at law would be adequate.

         4.12 Consent to Jurisdiction. Each Stockholder, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the County of New York, State of New York for the purposes of any claim or action arising out of or based upon this
Agreement or relating to the subject matter hereof, (ii) hereby waives, to the extent not prohibited by applicable law, and agrees not to assert by way of motion, as a defense or otherwise, in any such claim or action, any claim that it or he is not subject personally to the jurisdiction of the above-named courts, that its or his property is exempt or immune from attachment or execution, that any such proceeding brought in the above-named court is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (iii) hereby agrees not to commence any claim or action arising out of or based upon this Agreement or relating to the subject matter hereof other than before the above- named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such claim or action to any court other than the above-named courts whether on the grounds of inconvenient forum or otherwise. Each Stockholder hereby consents to service of process in any such proceeding in any manner permitted by New York law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to
Section 4.4 hereof is reasonably calculated to give actual notice.

         4.13 Waiver of Right to Jury Trial. Each Stockholder, by its execution hereof, waives its right to a jury trial of any claim or cause of action based upon or arising out of this Agreement or any dealings between them relating to the subject matter of this transaction and the relationship that is being established. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims.
Each Stockholder acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement and that each will continue to rely on the waiver in their related future dealings. Each Stockholder further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with

                                       14

legal counsel. This waiver is irrevocable, meaning that it shall apply to any subse quent amendments, renewals, supplements or modifications to this Agreement or to any other documents or agreements relating to the transaction contemplated hereby. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         4.14 No Conflicting Agreement. No Stockholder will, on or after the date of this Agreement, enter into any agreement with respect to the shares of
Common Stock or Other Voting Securities beneficially owned or held of record by it which conflicts with the provisions hereof.

         4.15 Effectiveness of Agreement. This Agreement shall be of no force or effect until the Effective Date, and upon consummation of the Reorganization on such date, this Agreement shall be in full force and effect and the Initial
Supplemen tal Agreement shall be deemed amended and restated in its entirety hereby.

                                       15

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THOMAS H. LEE EQUITY
  FUND IV, L.P.

By:  THL Equity Advisors IV, LLC,
            its General Partner

By:  Thomas H. Lee Partners, L.P.,
            its Managing Member

By:  Thomas H. Lee Advisors, LLC,
            its General Partner

By:  /s/ Scott A. Schoen
     --------------------------
     Name:  Scott A. Schoen
     Title: Principal Managing
            Director

THOMAS H. LEE FOREIGN
  FUND IV, L.P.

By: THL Equity Advisors IV, LLC,
            its General Partner

By: Thomas H. Lee Partners, L.P.,
            its Managing Member

By: Thomas H. Lee Advisors, LLC,
            its General Partner

By: /s/ Scott A. Schoen
    --------------------------
    Name:  Scott A. Schoen
    Title: Principal Managing
           Director

THOMAS H. LEE CHARITABLE
  INVESTMENTS LIMITED
  PARTNERSHIP

By: /s/ Thomas H. Lee
    --------------------------
    Name:  Thomas H. Lee
    Title: General Partner

THOMAS H. LEE INVESTORS
  LIMITED PARTNERSHIP

By: THL Investment Management Corp.,
         its General Partner

By: /s/ Scott A. Schoen
    --------------------------
    Name:  Scott A. Schoen
    Title: Principal Managing
           Director

THOMAS H. LEE FOREIGN
  FUND IV-B, L.P.

By: THL Equity Advisors IV, LLC,
         its General Partner

By: Thomas H. Lee Partners, L.P.,
         its Managing Member

By: Thomas H. Lee Advisors, LLC,
         its General Partner

By: /s/ Scott A. Schoen
    --------------------------
    Name:  Scott A. Schoen
    Title: Principal Managing
           Director

                            MANAGEMENT SIGNATURE PAGE

                                            /s/ Matthew H. Briger
                                     ------------------------------------
                                     Matthew H. Briger

                                            /s/ Scott L. Gesell
                                     ------------------------------------
                                     Scott L. Gesell

                                            /s/ Scott D. Jackson
                                     ------------------------------------
                                     Scott D. Jackson

                                            /s/ Stratton R. Smith
                                     ------------------------------------
                                     Stratton R. Smith

                                            /s/ John G. Sprengle
                                     ------------------------------------
                                     John G. Sprengle

                                            /s/ Scott Vanderhoofven
                                     ------------------------------------
                                     Scott Vanderhoofven

                                            /s/ Nicholas Campbell
                                     ------------------------------------
                                     Nicholas Campbell

                                            /s/ R. Haynes Chidsey
                                     ------------------------------------
                                     R. Haynes Chidsey

THE TRAVELERS INDEMNITY COMPANY

By: /s/ Thomas B. Karbowski
    --------------------------
    Name:  Thomas B. Karbowski
    Title:

CAPITAL ARC HOLDINGS, LLC

By: /s/ Michael Greene
    ----------------------
    Name:  Michael Greene
    Title: Partner

NASSAU CAPITAL FUND L.P.

By:  /s/ Andrew K. Golden
     -----------------------
     Name:  Andrew K. Golden
     Title: President
            Princeton University Investment Company

NASSAU CAPITAL PARTNERS II, L.P.

By:  /s/  Randall A. Hack
     -----------------------
     Name: Randall A. Hack
     Title: Member

NAS PARTNERS I, L.L.C.

By:  /s/  Randall A. Hack
     -----------------------
     Name: Randall A. Hack
     Title: Member